UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Trimble Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Correction

The Notice of Annual Meeting of Stockholders and Proxy Statement of Trimble Inc.’s 2020 Annual Meeting of Stockholders that was filed and initially mailed on April 15, 2020 inadvertently stated in two places (once in the notice and once under the heading “Information Regarding the Meeting”) that the meeting would be held on “Tuesday, May 27, 2020.” The correct day of the meeting is Wednesday, May 27, 2020.

All stockholders are cordially invited to attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/TRMB2020 on Wednesday, May 27, 2020, at 5:00 p.m. Pacific time and are urged to vote in advance of the meeting via the internet or by telephone or, if a stockholder requested to receive printed proxy materials, by mailing a proxy card.